Exhibit 10.1

FORM OF

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”) dated [__________], 2017 by and among HARMONY MERGER CORP., a Delaware corporation (“Harmony”), York Credit Opportunities Fund, L.P., a Delaware limited partnership (the “Representative”), in its capacity as the representative of the Owners (defined below), [__________] and [_______], acting collectively as the committee representing the interests of Harmony (the “Committee”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as escrow agent (the “Escrow Agent”).

Harmony, Harmony Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), NextDecade, LLC, a Delaware limited liability company (the “Company”), and the other signatories party thereto, have entered into that certain Agreement and Plan of Merger dated as of April 17, 2017 (as amended, modified, supplemented or restated from time to time, the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Merger Agreement), pursuant to which (i) the Blocker Companies have merged with and into Harmony, with Harmony surviving and (ii) Merger Sub has merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Harmony and Harmony has issued shares of Harmony common stock, par value $0.0001 per share (“Harmony Shares”), to the former Blocker Owners and the former Members of the Company (such former Members together with all Permitted Transferees (as defined below) of such former Members, the “Owners”) as consideration for their Blocker Membership Interests and Company Membership Interests, respectively.

Pursuant to Section 2.10(a) of the Merger Agreement, the Committee has been appointed by the board of directors of Harmony to take all necessary actions and make all decisions on behalf of Harmony for purposes of this Agreement. Pursuant to Section 2.10(b) of the Merger Agreement, the Representative has been designated by the Owners to take all actions and make all determinations on behalf of the Owners for purposes of this Agreement.

Pursuant to the Merger Agreement, the parties desire to, and have agreed to, establish an escrow fund as the sole remedy for the indemnification obligations set forth in Article IX of the Merger Agreement.

In consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Appointment. Harmony, the Committee and the Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund (defined below) pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Harmony. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

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2.            Escrow Fund. Pursuant to Section 2.9 of the Merger Agreement, Harmony is delivering, or causing to be delivered, to the Escrow Agent, [____] Harmony Shares, subject to the terms and conditions of the Merger Agreement, which shall be allocated among the Owners in accordance with the allocation set forth on Schedule 2 attached hereto (the “Escrow Amount”). The Escrow Amount is being delivered to the Escrow Agent together with five (5) share powers from each Owner separate from the share certificates executed in blank by each such Owner with signature medallion guaranteed (or in lieu of such share powers being medallion guaranteed, accompanied by an appropriate waiver form addressed to the Escrow Agent). The Harmony Shares delivered to the Escrow Agent pursuant to this Section 2 are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Fund shall represent the sole remedy of Harmony and any Indemnified Party for Indemnification Claims (defined below). The Escrow Agent shall maintain a separate account for each Owner’s portion of the Escrow Fund.

3.            Ownership and Rights with Respect to the Escrow Fund.

(a)       Except as herein provided, the Owners shall be entitled to exercise all of their rights as stockholders of Harmony with respect to Harmony Shares constituting the Escrow Fund during the Escrow Period, including, without limitation, the right to vote their Harmony Shares included in the Escrow Fund. The “Escrow Period” shall mean the period of time from and after the Closing and continuing until the later of (i) the date that is one (1) year after the Closing, and (ii) the date of the release of any Harmony Shares in the Pending Claims Reserve provided in Section 5 hereunder.

(b)       During the Escrow Period, all dividends payable in cash with respect to Harmony Shares included in the Escrow Fund shall be paid to the Owners, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

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(c)       During the Escrow Period, no sale, transfer or other disposition may be made of any or all Harmony Shares in the Escrow Fund except (i) to a “Permitted Transferee” (as hereinafter defined), (ii) by virtue of the laws of descent and distribution upon death of any Owner, or (iii) pursuant to a qualified domestic relations order (each such transfer a “Permitted Transfer”); provided, however, that such Permitted Transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. As used in this Agreement, the term “Permitted Transferee” shall include: (1) members of an Owner’s “Immediate Family” (as hereinafter defined); (2) an entity in which (A) an Owner and/or members of an Owner’s Immediate Family beneficially own 100% of such entity’s voting and non-voting equity securities, or (B) an Owner and/or a member of such Owner’s Immediate Family is a general partner and in which such Owner and/or members of such Owner’s Immediate Family beneficially own 100% of all capital accounts of such entity; (3) a revocable trust established by an Owner during his or her lifetime for the benefit of such Owner or for the exclusive benefit of all or any member of such Owner’s Immediate Family; and (4) any Affiliate. As used in this Agreement, the term “Immediate Family” means, with respect to any Owner, a spouse, parent, lineal descendants, the spouse of any lineal descendant, and brothers and sisters (or a trust, all of whose current beneficiaries are members of an Immediate Family of the Owner). As used in this Agreement, “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or governmental entity. Upon receipt of an agreement to be bound by the terms and conditions of this Agreement as required above, the Escrow Agent shall deliver to Harmony’s transfer agent the original share certificate out of which the assigned shares are to be transferred, and shall request that Harmony issue new certificates representing (x) the number of shares, if any, that continue to be owned by the transferring Owner, and (y) the number of shares owned by the Permitted Transferee as the result of such transfer, each of which shall be returned to the Escrow Fund hereunder until the expiration of the Escrow Period. Harmony, the transferring Owner and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s Harmony Shares included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement.

4.            Indemnification Claims.

(a)       Established Claims.

(i)       If, at any time on or before the end of the Escrow Period, any Parent Indemnitee (as defined in the Merger Agreement) is entitled to make a claim for indemnification pursuant to Article IX of the Merger Agreement (an “Indemnification Claim”), after fully complying with the procedures and obligations required therein, the Committee may deliver written notice to the Representative (each a “Notice”), with a copy to the Escrow Agent, that contains (i) a description, in reasonable detail, of the nature of the Indemnification Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses, along with the method of calculation thereof, which have been or may be reasonably incurred in connection therewith), (iii) whether such Loss may be covered (in whole or in part) under any insurance or contractual indemnification rights or other reimbursement arrangements and the estimated amount of such Loss which may be covered under such insurance or contractual indemnification rights or other reimbursement arrangements, and (iv) the basis of the Committee’s request for indemnification under the Merger Agreement in reasonable detail, including a reference to the specific provision of the Merger Agreement alleged to have been breached, and, if applicable, noting that such Indemnification Claim is a Blocker Claim (as defined below). Each such Notice will request that the Escrow Agent distribute all or a portion of the Escrow Fund (the “Distribution Request Amount”) to Harmony in satisfaction of the amount of such Indemnification Claim, subject to the limitations, procedures and obligations required by Article IX of the Merger Agreement, together with a copy of any other documentation required pursuant to the terms of the Merger Agreement.

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(ii)       If the Representative provides a notice to the Committee (with a copy to the Escrow Agent) (a “Counter Notice”), within thirty (30) days following the date of the Notice (such thirty (30)-day period, the “Representative Review Period”), disputing all or a portion of the matters or amounts described in the Notice, the Representative and the Committee shall attempt to resolve such dispute by voluntary settlement as provided in Section 4(b) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Committee within the Representative Review Period, then the Distribution Request Amount in the Indemnification Claim shall be deemed to be an Established Claim (defined below) for purposes of this Agreement and if a Counter Notice is delivered disputing only a portion of the matters or amounts described in the Notice, the undisputed portion of the Distribution Request Amount pertaining to such Indemnification Claim shall be deemed to be an Established Claim.

(iii)       As used in this Agreement, “Established Claim” means any (i) portion of any Distribution Request Amount that is not disputed pursuant to Section 4(a)(ii) above, (ii) portion of any Distribution Request Amount that is resolved by mutual resolution pursuant to Sections 4(b)(i) and (ii), resulting in an award to Harmony, or (iii) portion of any Distribution Request Amount that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction. Notwithstanding anything herein to the contrary, each Indemnification Claim shall be subject to the limitations, procedures and obligations set forth in Article IX of the Merger Agreement, and no portion of any Indemnification Claim may be deemed to be an Established Claim or otherwise payable under Article IX of the Merger Agreement unless and until the aggregate amount of all indemnifiable Losses under Section 9.4(d) of the Merger Agreement exceeds the Deductible, in which event the Distribution Request Amount of such Indemnity Claim must only include Losses incurred in excess of such Deductible. The Owners’ aggregate liability for Losses shall not in any event exceed the value of the Escrow Fund.

(iv)       Promptly after any portion of an Indemnification Claim becomes an Established Claim, the Representative and the Committee shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to Harmony, and the Escrow Agent, upon receipt of the Joint Notice, promptly shall deliver to Harmony, the number of Harmony Shares from the Escrow Fund (such Harmony Shares to be delivered pursuant to the Joint Notice, “Escrow Shares”), subject to the provisions of Sections 4(a)(v) and (vi) below, with a value equal to (subject to satisfaction of the Deductible described in Section 4(a)(iii) above) the dollar amount of the Distribution Request Amount comprising the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund); provided, that any Established Claim relating to (i) the inaccuracy or breach of any representation or warranty of a Blocker Entity contained in Article III of the Merger Agreement or (ii) the non-fulfillment or breach of any covenant or agreement contained in Section 6.3 thereof (each, a “Blocker Claim”), shall be indemnifiable solely by recourse to the proportionate share of the Escrow Shares from each account maintained on behalf of each Blocker Owner affiliated with the relevant Blocker Entity.

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(v)       Payment of an Established Claim shall be made from the Escrow Fund in an amount of Escrow Shares pro rata from each account maintained on behalf of each Owner, provided, that, Established Claims described in the proviso of the preceding paragraph shall be indemnifiable solely by recourse to the proportionate share of the Escrow Shares from each account maintained on behalf of each Blocker Owner affiliated with the relevant Blocker Entity. For purposes of each payment, such Escrow Shares shall be valued at $10.218 per share. The Escrow Agent shall transfer to Harmony out of the Escrow Fund that number of Escrow Shares necessary to satisfy each Established Claim, as set out in the Joint Notice. Each transfer of Escrow Shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Harmony’s transfer agent one or more stock certificates held in each applicable Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of Escrow Shares specified in the Joint Notice, together with share powers separate from certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice, and receiving in return new certificates representing the number of Escrow Shares owned by each such Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Escrow Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any Escrow Shares or otherwise. The Representative and the Committee will exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice.

(vi)       Notwithstanding anything herein to the contrary, at such time as any portion of an Indemnification Claim has become an Established Claim, the Owners shall have the right to substitute for the Escrow Shares that otherwise would be paid in satisfaction of such claim cash in an amount equal to the number of such Escrow Shares multiplied by $10.218 (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for such Escrow Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Owners shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall confirm receipt to the Representative and the Committee and (x) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Harmony in lieu of any Escrow Shares, and (y) cause the Escrow Shares related to the Substituted Cash to be delivered to the Owners in book-entry form (to the extent possible).

(b)       Disputed Claims. If a Counter Notice is delivered by the Representative within the Representative Review Period, then:

(i)       for the sixty (60)-day period immediately following the date of such notice, the Representative and the Committee shall attempt to resolve such dispute by consultation and negotiation with each other before taking any other action; and

(ii)       if the Representative and the Committee are unable to reach a settlement with respect to a dispute, such dispute shall be resolved in accordance with Section 11 hereof.

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5.            Scheduled Distributions of Escrow Fund.

(a)       On the first business day after the date that is one (1) year after the Closing, the Escrow Agent shall, upon receipt of a Joint Notice, distribute and deliver to each Owner certificates representing the Harmony Shares then in such Owner’s account in the Escrow Fund equal to the original number of Harmony Shares placed in such Owner’s account less the sum of (i) the number of Escrow Shares applied in satisfaction of Indemnification Claims made prior to the Escrow Termination Date and (ii) the number of Escrow Shares in the Pending Claims Reserve allocated to such Owner’s account, in book-entry form (to the extent possible), as provided in the following sentence; provided, that to the extent that any Escrow Shares have previously been released to Parent in satisfaction of any Blocker Claims, then the proportionate share of the Blocker Owner or the Blocker Owners affiliated with such Blocker Entity shall be reduced accordingly. If, at such time, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 4 hereof, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of Harmony, would result in a payment of Escrow Shares to Harmony, the Escrow Agent shall retain in the Pending Claims Reserve that number of Escrow Shares having a value equal to the Distribution Request Amount for such Indemnification Claims, allocated pro rata from the account maintained on behalf of each Owner. Thereafter, if any Pending Claim becomes an Established Claim, the Representative and Harmony shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to Harmony the number of Escrow Shares in the Pending Claims Reserve in respect thereof determined in accordance with Section 4(a)(iii) above and to deliver to each Owner the remaining Escrow Shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in the Joint Notice. If any Pending Claim is resolved without resulting in an Established Claim, the Representative and the Committee shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner its pro rata portion of the number of Escrow Shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)       As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Harmony Shares in the Escrow Fund having a value equal to the sum of the aggregate Distribution Request Amounts claimed with respect to all Pending Claims (as shown in the Notices of such Claims), subject to the Deductible described in Section 4(a)(iii) above and Article IX of the Merger Agreement.

(c)       The Escrow Agent, the Representative and the Committee shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Harmony and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

(d)       Notwithstanding anything to the contrary herein, any portion or all of the Escrow Fund shall be promptly (but in any event within three (3) business days) released and distributed to the Owners, allocated among the Owners in accordance with the allocation set forth on Schedule 2 attached hereto, (i) pursuant to a Joint Notice delivered to the Escrow Agent or (ii) upon the Escrow Agent receiving a certified copy of a final non-appealable award, judgment or order issued by a court of competent jurisdiction relating to such claim (a “Judgment”) directing delivery of all or a portion of the Escrow Amount, as applicable, along with payment delivery instructions (and that the Escrow Agent should disburse all or a portion of the Escrow Amount, as applicable, as provided in such Judgment); provided, that to the extent any Escrow Shares have, prior to the Escrow Termination Date been released to Parent in satisfaction of any Blocker Claim, then the proportionate share of the Blocker Owner or the Blocker Owners affiliated with such Blocker Entity shall be reduced accordingly.

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6.            Escrow Agent.

(a)       The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)       In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the parties, the terms and provisions of the Merger Agreement shall control; provided, that, notwithstanding the terms of any other agreement between the parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent.

(c)       The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(d)       The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Harmony or the Owners pursuant to the terms of this Agreement or, if such notice is disputed by the Representative or the Committee the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to Harmony or the Owners, as applicable, the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(e)       The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, other than actions which have been finally adjudicated by a court of competent jurisdiction to constitute willful misconduct or gross negligence, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 8, below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel unless such actions have been finally adjudicated by a court of competent jurisdiction to constitute willful misconduct or gross negligence.

(f)       This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

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7.            Resignation; Succession.

(a)       The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto thirty (30) days prior written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by the Representative and the Committee. If no new escrow agent is so appointed within the sixty (60)-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate.

(b)       The parties may remove the Escrow Agent at any time and for any reason (or for no reason) and the Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time, jointly; provided, however, that such resignation shall become effective only upon the joint agreement and acceptance by the Representative and the Committee of the appointment of a successor escrow agent as provided in this Section 7.

8.            Indemnification and Reimbursement. The Escrow Agent shall be indemnified and held harmless by Harmony from and against any expenses, including reasonable and documented counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim that arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in any state or federal court located in the Borough of Manhattan, State of New York. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct. The Parties agree that no payment by Harmony of any claim by the Escrow Agent for indemnification hereunder shall impair, limit, modify, or affect, the respective rights and obligations of the Representative, Harmony and the Committee under this Agreement.

9.            Compensation. The Escrow Agent shall be entitled to reasonable compensation from Harmony for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Harmony for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

10.          From time to time on and after the date hereof, the Representative, the Committee and Harmony shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

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11.          Disputes. All disputes arising under this Agreement between Harmony and the Committee and the Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be resolved in the same manner as disputes under the Merger Agreement are to be resolved, unless otherwise provided for herein.

12.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via email or telecopy to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a Party as shall be specified by like notice):

(a)       If to Harmony, to it at:

Harmony Merger Corp.
777 Third Avenue, 37th Floor
New York NY 10017
Attention: Eric Rosenfeld
Telephone: (212) 319-7676
Telecopy: (212) 319-0760
E-mail: erosenfeld@crescendopartners.com

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq. / Jeffrey M. Gallant, Esq.
Telephone: (212) 818-8880
Telecopy: (212) 818-8881
Email: dmiller@graubard.com / jgallant@graubard.com

(b)       If to the Representative, to it at:

York Credit Opportunities Fund, L.P.
c/o York Capital Management
767 Fifth Avenue, 17th Floor
New York, NY 10153
Attention: General Counsel

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with copies to:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, NY 10153
Attention: Jaclyn L. Cohen
Fax: (212) 310-8007
E-mail: jackie.cohen@weil.com

King & Spalding LLP
1100 Louisiana Suite 4000

Houston, TX 77002
Attention: Kenneth S Culotta; Jeffery K. Malonson
Telephone: (713) 276-7374 / (713) 751-3275
Telecopy: (713) 751 3290
Email: kculotta@kslaw.com; jmalonson@kslaw.com

(c)       If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Fax: 212-509-5150

(d)       or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

(e)       If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted for resolution pursuant to Section 11 of this Agreement.

13.          Miscellaneous.

(a)       This Agreement cannot be changed or terminated except by a writing signed by Harmony, the Committee, the Representative and the Escrow Agent.

(b)       This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein.

(c)       Each of the Representative, Harmony, the Committee and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the Borough of Manhattan, State of New York.

(d)       Each of the parties will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof, without proof of actual damages or any requirement to post a bond, in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

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(e)       This Agreement and any joint written instructions from the parties may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement may be transmitted by facsimile or portable document format (.pdf) signature pages, and such facsimile or portable document format (.pdf) signature pages will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(f)       If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(g)       Waiver of Jury Trial. EACH OF THE REPRESENTATIVE, HARMONY, THE COMMITTEE AND THE ESCROW AGENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE RESPECTING ANY MATTER ARISING UNDER THIS AGREEMENT.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

HARMONY MERGER CORP.

By:
Name:
Title:

REPRESENTATIVE

York Credit Opportunities Fund, L.P.

By:
Name:
Title:

COMMITTEE

[___]

By:
Name:

[___]

By:
Name:

ESCROW AGENT

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Schedule 2

ESCROW SHARES ALLOCATION

Name	Address	No. of Escrow Shares

Total